February 26, 2008
                8
119651
                                               9
119651
As Amended and Retyped - datelstransMonth10Day12Year9010/12/90 - Section 2.5
 Amended  datelstransMonth12Day13Year9112/13/91 - Section 8
           Amended datelstransMonth10Day09Year9210/09/92 - Section 11 Amended datelstransMonth2Day16Year962/16/96 - Section 3.1, paragraph 2
         Amended  datelstransMonth2Day13Year012/13/01 - Section 2.1
      Amended  datelstransMonth5Day8Year015/8/01 - Section 2.1
As Amended  datelstransMonth6Day20Year016/20/01  Article 2.1; Article 4.6
 As Amended  datelstransMonth8Day11Year048/11/04 Article 3.3; Article
 4.5; Article 4.8
                            As Amended  2.7/07  Article 2.1
                         As Amended  6/29/07  Section 4 and Name
                             As Amended  12/18/2007  Section 2
                            As Amended  2/26/2008  Article 7



                                                   BY-titleLAWS

                                                        OF

                                          MFS INTERMARKET INCOME TRUST I


                                                     Section 1

          Agreement and Declaration of Trust and Principal Office

       1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the Declaration of Trust), of MFS InterMarket Income Trust
I, a Massachusetts business trust established by the Declaration of Trust (the Trust).

       1.2 Principal Office of the Trust. The principal office of the Trust shall be located in placeCityBoston, StateMassachusetts.

                                                     Section 2
                                                   Shareholders

       2.1 Shareholder Meetings. Except as provided in the next sentence, regular meetings of the shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by a majority of the Trustees.  In the
event that such a meeting is not held in any annual period if so required, whether the omission be by oversight
or otherwise, a subsequent special meeting may be called by a majority of the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. A
 Special meeting of the shareholders of the Trust may be called at any time by a majority of the Trustees, by the president or, if a majority of the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.
       2.2 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals.

         (a) As used in this Section 2.2, the term annual meeting refers to any annual meeting of shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of
Section 2.1 of these Bylaws, and the term special meeting refers to all meetings of shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

         (b) The matters proposed by shareholders to be considered and brought before any annual or special meeting of shareholders shall be limited to only such matters
, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section
2.2. Only persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of shareholders or otherwise considered unless in accordance with the procedures set forth in this Section 2.2.


         (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the
 Trustees pursuant to Section 2.4 of these Bylaws, or (ii) brought before the meeting in the manner specified in this Section 2.2(c) by a shareholder of record entitled to vote at the meeting or by a shareholder (a Beneficial Owner) that holds Shares entitled to vote at the meeting through a nominee or street name holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owners entitlement to vote such Shares, provided that the shareholder was the shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this
Section 2.2(c) is delivered to the secretary.

         In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by shareholders for election as Trustees and any other proposals by shareholders may be properly brought before an annual meeting only pursuant to timely notice (the Shareholder Notice) in writing to the secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first sent its proxy materials for the prior years annual
meeting; provided, however, with respect to the annual meetings to be held in the calendar years 2008 and 2009, the Shareholder Notice must be so delivered or mailed and so received on or before March 18, 2008, and May 1,
2009, respectively; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an Other Annual Meeting Date), such
 Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other
Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.
         Any shareholder desiring to nominate any person or persons
 (as the case may be) for election as a
Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the number of all Shares of the
 Trust owned of record or beneficially by each such person or persons, as reported to such shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and (f) of
Item 401 of Regulation S-K or paragraph (b) of
Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the Exchange Act), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust);
(D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated
thereunder; and (E) whether such shareholder believes any nominee is or will be an interested person of the Trust
(as defined in the Investment Company Act of 1940, as amended) and, if not an interested person, information
regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if
elected. In addition, a majority of the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this Section 2.2(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which
description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

         Without limiting the foregoing, any shareholder who gives a Shareholder Notice of any matter proposed to be brought before a shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such shareholder favors the proposal; (iii) such shareholders name and address as they appear on the Trusts books; (iv) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the number of all Shares of the Trust owned beneficially and of record by such shareholder; (vi) any material interest of such shareholder in the matter proposed (other than as a shareholder); (vii) a representation that the shareholder intends to appear in person or by proxy at the shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;
and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owners indirect ownership of, and entitlement to vote, Shares at the meeting of shareholders
  As used in this Section 2.2, Shares beneficially owned shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

         (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Section 2.4 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any shareholder may nominate a person or persons (as the case may be)
 for election to such position(s) as specified in the Trusts notice of meeting if and only if the shareholder provides a notice containing the information required in the Shareholder Notice to the secretary required with respect to annual meetings by Section 2.2(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by a majority of the Trustees to be elected at such meeting are publicly announced or disclosed.

         (e) For purposes of this Section 2.2, a matter shall be deemed to have been publicly announced or disclosed if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange
Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

         (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of shareholders commence a new time period (or extend any time period)
 for the giving of notice as provided in this
Section 2.2.

         (g) The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meetin and notice thereof have been duly made and given in the manner provided in this Section 2.2 and elsewhere in these Bylaws and the Declaration of Trust and
(ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered.  Any determination by the person presiding shall be binding on all parties absent manifest error.

         (h)  Notwithstanding anything to the contrary in this
Section 2.2 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Trustees and, in particular, no Beneficial
Owner shall have any rights as a shareholder except as may be required by federal law. Furthermore, nothing in this Section 2.2 shall be construed as creating any implication or presumption as to the requirements of federal law.

        2.3 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the
placecountry-regionUnited States as shall be designated by the Trustees or the president of the Trust.

       2.4 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

       2.5 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

       2.6 Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, whic proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. The placing of a shareholders name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

                                                     Section 3
                                                     Trustees

       3.1 Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees
following the next meeting of the shareholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

        In addition, the Trustees may appoint a Dividend Committee of not less than three persons, who may (but need not) be Trustees.

        No special compensation shall be payable to members of the Dividend Committee. Each member of the
Dividend Committee will hold office until his or her successor is elected and qualified or until the member dies, resigns, is removed or becomes disqualified or until the Committee is abolished by the Trustees.

       3.2        Regular Meetings.  Regular meetings of the
Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

       3.3        Special Meetings.  Special meetings of the
Trustees may be held at any time and at any place designated in the call of the meeting, when called by the board chair, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the board chair, the officer or one of the Trustees calling the meeting.

       3.4 Notice. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

       3.5 Quorum. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two unless the number of Trustees then in office shall be one. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                                     Section 4
                                                Officers and Agents

4.1 Enumeration; Qualification. The officers of the Trust shall be a president, a treasurer and a secretary who shall be elected by the Trustees.  In addition, there shall be an Independent Chief Compliance Officer, who shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust as defined under the Investment Company Act of 1940 (the 1940 Act) (the
Independent Trustees), and otherwise in accordance with rule 38a-1 (or any successor rule) thereunder, as such rule may be amended from time to time (Rule 38a-1). The Trustees from time to time may in their discretion elect or appoint such other officers, if any, as the business of the Trust may require pursuant to section 4.3 of these By-Laws. The Trust may also have such agents, if any, as the
 Trustees from time to time may in their
discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly
incident to his or her office as if the Trust were organized as a
 Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power
to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trusts
investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.  The Independent
Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust in accordance with Rule 38a-1, and shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the
 Trustees. The Independent Chief Compliance
Officer shall report directly to the Trustees or a Committee of the Trustees in carrying out his functions.

4.3 Election. The president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting following the annual meeting of the shareholders.
  The Independent Chief Compliance Officer shall be elected pursuant to Section 4.1 of these By-Laws. Other elected officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Assistant officers may be appointed by the elected officers.

4.4 Tenure. The president, the treasurer, the secretary and the Independent Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified, provided that any removal of the Independent Chief Compliance
Officer shall also require the vote or consent of a majority of the independent Trustees and otherwise be in accordance with the provisions of Rule 38a-1. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5 President and Vice Presidents. The president shall be the chief executive officer of the Trust. The president shall preside at all meetings of the shareholders at which he or she is present, except as otherwise voted by the Trustees. Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6 Treasurer, Controller and Chief Accounting Officer. The treasurer shall be the chief financial officer of the Trust and, subject to any arrangement made by the Trustees with a bank or trust company or other
organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such duties and powers as shall be designated from time to time by the Trustees or by the
president.  Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

         The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

4.7 Secretary and Assistant Secretaries. The secretary shal record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust.
In the absence of the secretary from any meeting of shareholders or
 Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.


       4.8 Board Chair. The Trustees shall annually elect on of their number to serve as their chair.
The board chair shall hold such position until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. The board chair shall hold such position at the
pleasure of the Trustees.  The board chair shall preside at all meetings of the Trustees at which he or she is present and shall perform any other duties and responsibilities prescribed from time to time by the Trustees. In the absence of the board chair, or in the event that such position is vacant, the Trustees present at any meeting shall designate one of their number to preside at such meeting.
  The board chair shall not be considered an officer of the Trust.

                                                     Section 5
                                             Resignations and Removals

         Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Trustees.  The
Trustees may remove any officer elected by them with or without cause by the vote or consent of a majority of the Trustees then in office provided that any removal of the Independent
 Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with Rule 38a-1.
Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                                     Section 6
                                                     Vacancies

         A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. A vacancy in the office of the Independent Chief Compliance Officer shall be filled in accordance with Section 4.1 of these By-Laws.

                                                     Section 7
                                           Shares of Beneficial Interest

7.1     Share Certificates.         In lieu of issuing certificates for
shares, the Trustees or the transfer agent shall keep accounts upon the books of the Trust for the record holders of such shares.

7.2 Discontinuance of Issuance of Certificates. The Trustees have discontinued the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.





                                           Section 8
                            Record Date and Closing Transfer Books

        The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders havin g the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only
shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

                                                     Section 9
                                                       Seal

        The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word Massachusetts together with the name of the Trust and the year of its organization cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.



                                                    Section 10
                                                Execution of Papers

        Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                                                    Section 11
                                                    Fiscal Year

        Except as from time to time otherwise provided by the Trustees, President, Secretary, Controller or
Treasurer, the fiscal year of the Trust shall end on November 30.




                                                    Section 12
                                                    Amendments

        These By-Laws may be amended or replaced, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.